11.19.2024 SENSITIVE 1 DYCOM INDUSTRIES, INC. POLICY AND PROCEDURES GOVERNING INSIDER TRADING AND RELATED MATTERS I. PURPOSE This policy has been adopted to provide guidelines with respect to transactions in securities of Dycom Industries, Inc. and its subsidiaries (collectively, the “Company”) that ensure compliance with applicable laws, adherence to corporate governance best practices, and prevent even the appearance of insider trading. II. SCOPE A. The policy applies to any and all transactions in securities of the Company, including common stock and any other type of securities that the Company may issue, such as preferred stock, common stock units, convertible debentures, warrants and exchange–traded options or other derivative securities, as well as debt securities such as bonds and notes. The policy also applies, under certain circumstances, to transactions in securities of other companies. B. The policy applies to the Company and to all members of the Company’s Board of Directors, all officers of the Company and all employees of the Company and their Related Persons (as defined below). This policy also applies to certain consultants and contractors of the Company whom the Compliance Officer (as defined below) designates. III. INDIVIDUAL RESPONSIBILITY Individuals subject to this policy have ethical and legal obligations to maintain the confidentiality of information about the Company and to not engage in transactions in securities of the Company while in possession of “material non-public information” (as defined below). Each individual is responsible for making sure that he or she complies with this policy, and that any family member, household member or entity whose transactions are subject to this policy, as discussed below, also comply with this policy. IV. GENERAL POLICY No member of the Company’s Board of Directors, officer or other employee of the Company, or other person covered by this policy, who is aware of material non-public information regarding the Company, may, directly or through a Related Person, (a) purchase, sell, transfer, exchange, gift or lend the Company’s securities; (b) recommend the purchase, sale, transfer, exchange, gift or loan of the Company’s securities to anyone while in possession of material non-public information even if such information is not disclosed; (c) engage in any other action to take advantage of Exhibit 19

11.19.2024 SENSITIVE 2 such information or (d) provide such information to others outside the Company, including Related Persons, except as may be required as part of such person’s duties and not for the purpose of transacting in the securities of the Company. In addition, no member of the Board of Directors, officer, other employee or other person covered by this policy may trade in the securities of any other company if aware of material non-public information about that company which the person obtained in the course of his or her employment with the Company. For example, you may not trade in the securities of other companies, such as vendors or suppliers of the Company or those companies with which the Company may be negotiating a major transaction, while in possession of material non-public information about that company. Information that is not material non-public information with respect to the Company may still be material to these other entities. Further, the Company will comply with the requirements of the securities laws, including those related to transacting in the Company’s securities while in the possession of material non-public information, in connection with its purchase or sale of Company securities. V. DEFINITIONS OF “MATERIAL NON-PUBLIC INFORMATION” AND “RELATED PERSON” A. “Material” Information. Information about the Company is “material” if there is a substantial likelihood that a reasonable investor would consider it important in making a decision to buy, sell or hold a security or a voting decision, or if the disclosure of the information would be expected to significantly alter the total mix of the information in the market about the Company. Material information is also any information that could reasonably be expected to affect the price of the Company’s securities. Material information can be favorable or unfavorable, and partial knowledge may also be material (e.g., if you learn that a significant acquisition or sales contract is being planned, you may possess material information even if you do not know the identity of the parties involved). While it is not possible to identify all information that would be deemed “material,” the following types of information represent the types of information that ordinarily would be considered material: • financial performance, especially quarterly and year-end revenue, earnings, and significant changes in financial performance or liquidity; • potential mergers and acquisitions or the sale of Company assets or subsidiaries; • new credit facilities or other finance sources, or the loss thereof; • change in credit ratings;

11.19.2024 SENSITIVE 3 • new major contracts, or changes in major contract terms; • significant changes or developments in research or technologies; • stock splits, public or private securities/debt offerings; • significant labor disputes or negotiations; • significant changes in senior management; • significant breaches of information technology systems or other events impacting cybersecurity; • regulatory actions, proceedings or investigations; and • actual or threatened major litigation, or the resolution of such litigation. The list above is for illustrative purposes only as determinations of materiality are based on the facts and circumstances of each situation. As any purchase, sale, transfer, exchange, gift or loan of Company securities that receives scrutiny will be evaluated after the fact (with the benefit of hindsight), questions concerning the materiality of particular information should be resolved in favor of being material. B. “Non-Public” Information. Material information is “non-public” if it has not been widely disseminated to the public through major newswire services, national news services and financial news services or through a public filing with the U.S. Securities and Exchange Commission. In addition, following public announcement, a reasonable period of time must have passed to permit the market to respond to the information. For the purposes of this policy, information will be considered public (i.e., no longer “non-public”) after the close of trading on the second full trading day following the Company’s widespread public release of the information. C. “Related Person.” For purposes of this policy, a Related Person includes (i) your spouse, minor children (including adoptive relationships) and anyone else living in your household; (ii) partnerships in which you are a general partner or corporations in which you are a controlling shareholder; (iii) trusts of which you are a trustee and (iv) estates of which you are an executor. Although a person’s other family members may not be considered Related Persons (unless living in the same household), they may be considered “tipees” for securities laws purposes. See Section VI below for a discussion on the prohibition on “tipping.”

11.19.2024 SENSITIVE 4 VI. STATEMENT OF SPECIFIC COMPANY POLICY AND PROCEDURES A. Prohibited Activities 1. No member of the Company’s Board of Directors, officer, other employee of the Company or other person covered by this policy, may purchase, sell, transfer, exchange, gift or lend Company securities while possessing material non-public information concerning the Company. 2. No member of the Company’s Board of Directors, officer, other employee of the Company or other person covered by this policy, may “tip” or disclose material non-public information concerning the Company to any outside person (including Related Persons, analysts, individual investors and members of the investment community and news media), unless required as part of that person’s regular duties for the Company and the outsider’s position requires them to know such information. If material non-public information is inadvertently disclosed by any director, officer, other employee or other person covered by this policy, the person making or discovering that disclosure should immediately report the facts to the Compliance Officer. 3. No member of the Company’s Board of Directors, officer or other employee of the Company, or consultant or contractor to the Company, subject to this policy, may give trading advice of any kind about the Company to anyone while possessing material non-public information about the Company or its subsidiaries, except that such person should advise others not to trade if doing so might violate the law or this policy. The Company strongly discourages all individuals subject to this policy from giving trading advice concerning the Company to third parties even when such person does not possess material non-public information about the Company. 4. No member of the Company’s Board of Directors, officer, other employee of the Company or other person covered by this policy, may (a) purchase, sell, transfer, exchange, gift or loan securities of any other company while possessing material non-public information concerning that company, (b) “tip” or disclose material non-public information concerning any other company to anyone or (c) give trading advice of any kind to anyone concerning any other company while possessing material non-public information about that company. 5. No member of the Company’s Board of Directors, officer, other employee of the Company or other person covered by this policy, may directly or indirectly participate in speculative trading activities or those that may give rise to an appearance of impropriety. Accordingly, such persons may not: (a) engage in short sales (sale of stock that the seller does not own or a sale that is completed

11.19.2024 SENSITIVE 5 by delivery of borrowed stock) with respect to the Company’s equity securities; (b) purchase or pledge the Company’s equity securities on margin or as collateral to secure a loan or other obligation (with the exception of the use of a margin account to purchase Company common stock in connection with the exercise of Company-granted stock options) or (c) enter into any derivative or similar transactions with respect to Company equity securities. Derivative transactions include, but are not limited to, purchases or sales of puts and calls (whether written or purchased or sold), options (whether “covered” or not), forward contracts, including but not limited to prepaid variable forward contracts, put and call “collars,” swap or exchange agreements or any similar agreements or arrangements however denominated in Company equity securities. Any question regarding the applicability of this paragraph to a particular transaction should be directed to the Compliance Officer in advance of entering into the transaction. B. Exceptions to Restrictions 1. Employee Stock Purchase Plans. The prohibitions and restrictions set forth in this policy do not apply to periodic contributions by the Company or employees to employee benefit plans (e.g., periodic stock investment, pension or 401(k) plans) which are used to purchase Company securities pursuant to the employees’ advance instructions made at the time of enrollment in the plan. The prohibitions and restrictions set forth in this policy do, however, apply to an employee’s election to participate in such a plan, and no employees may alter their instructions regarding the purchase, sale, transfer, exchange, gift or lending of Company securities in such plans while in the possession of material non-public information. 2. Stock Option Plans. The trading prohibitions and restrictions of this policy apply to all broker-assisted “cashless” exercises of stock options or any other market sale of Company securities for the purpose of generating funds necessary to pay the exercise price of a stock option, but not to (a) the surrender to the Company, or the retention and withholding from delivery, of Company securities in connection with the exercise of stock options (referred to as net share settlement) in the manner provided in the applicable award agreement, (b) the acquisition of the stock options themselves or (c) the acquisition of securities through an otherwise permitted exercise. 3. Priority of Statutory or Regulatory Trading Restrictions. The prohibitions and restrictions set forth in this policy will be superseded by any greater prohibitions or restrictions under federal or state securities laws and regulations. Any individual who is uncertain whether other prohibitions or restrictions may apply should contact the Compliance Officer.

11.19.2024 SENSITIVE 6 4. Tax Withholding. Subject to approval of the Compliance Officer, the exercise of a tax withholding right pursuant to which an individual elects to have the Company withhold shares to satisfy tax withholding requirements (but not the sale of such shares) is exempt from this policy. 5. Program Trading Plans. Under Rule 10b5-1 of the Securities Exchange Act of 1934, persons violate the insider trading rules if they trade in a company’s securities at a time when they are aware of material non-public information about the company regardless of whether they used the information in making the trade. However, a person will not violate the rules if, prior to becoming aware of the information, the person, in good faith, enters into a written plan for trading securities in compliance with the requirements of Rule 10b5-1(such a trading plan that complies with the requirements of Rule 10b5-1, a “Rule 10b5-1 Plan”). Once entered into, in order to be fully protected, such person cannot deviate from the plan in any respect at a time he or she is aware of any material non-public information about that company. To comply with this policy, a Rule 10b5-1 Plan must be approved in writing by the Compliance Officer and meet the requirements of Rule 10b5-1. The Compliance Officer must also approve in writing any amendment or termination of a Rule 10b5-1 Plan. Written trading arrangements that provide for purchases or sales of Company stock pursuant to representation that (a) the person entering into the plan does not have material non-public information, and (b) the person entering into the plan provides specific direction to a third party to sell a determinable number of shares at a specified price (or assigns the decision-making authority to a third party), but does not constitute a Rule 10b5-1 Plan, are not permitted unless approved by the General Counsel of the Company. 6. Fund Investments. The prohibitions and restrictions set forth in this policy do not apply to trading in exchange traded or mutual funds that invest in Company securities, so long a person has no discretion over the fund’s investments, including the timing of trading in such investments. VII. INSIDER TRADING COMPLIANCE OFFICER The Company has designated the General Counsel as its Insider Trading Compliance Officer (the “Compliance Officer”). The duties of the Compliance Officer will include the following: A. Administering this policy and monitoring and enforcing compliance with all provisions and procedures of the policy.

11.19.2024 SENSITIVE 7 B. Responding to all inquiries relating to this policy and its procedures. C. Designating special trading blackout periods during which no one subject to this policy may trade in Company securities. D. Providing copies of this policy and other appropriate materials to all current and new directors, officers and persons deemed “Restricted Persons” or “Section 16 Persons” (both as defined in the addendum to this policy) and affiliates. E. Administering, monitoring and enforcing compliance with all federal and state insider trading laws and regulations, including without limitation Rule 10b-5, Section 16(b) and Rule 144. F. Revising the policy as necessary to reflect changes in certain federal and state insider trading laws and regulations. The Compliance Officer may designate one or more individuals who may perform the Compliance Officer’s duties in the event that the Compliance Officer is unable or unavailable to perform such duties. The Compliance Officer may consult with senior management and outside counsel in the performance of his or her duties, as the Compliance Officer deems necessary. VIII. POTENTIAL CIVIL, CRIMINAL AND DISCIPLINARY SANCTIONS A. Civil and Criminal Penalties The consequences of prohibited insider trading or tipping can be severe. Persons violating insider trading or tipping rules may be required to disgorge the profit made or the loss avoided by the trading, pay the loss suffered by the person who purchased securities from or sold securities to the insider tipee, pay civil penalties up to three (3) times the profit made or loss avoided, pay a criminal penalty of up to five million dollars ($5,000,000.00) and serve a jail term of up to twenty (20) years. The Company and/or supervisors of the person violating the rules may also be required to pay major civil or criminal penalties. Furthermore, a private action may be brought against a person who trades on inside information by any person who bought or sold before the inside information became public, not just the person from whom the securities were bought or sold. B. Company Discipline Violation of this policy or federal or state insider trading or tipping laws by any director, officer or employee, or their family members, may subject the director to dismissal proceedings and the officer or employee to disciplinary action by the Company up to and including termination for cause.

11.19.2024 SENSITIVE 8 C. Reporting of Violations Any person who violates this policy or any federal or state securities laws must report the violation immediately to the Compliance Officer. Upon learning of any such violation, the Compliance Officer, in consultation with senior management, will determine whether the Company should release any material non-public information, or whether the Company should report the violation to the U.S. Securities and Exchange Commission or other appropriate governmental authority. IX. POST-TERMINATION TRANSACTIONS This policy continues to apply to transactions in the Company’s securities even after termination of service to or employment with the Company. If an individual is in possession of material non-public information when his or her service or employment terminates, that individual may not trade in securities of the Company until that information has become public or is no longer material. X. INQUIRIES Please direct all inquiries regarding any of the provisions or procedures of this policy to the Compliance Officer.

11.19.2024 SENSITIVE A-5 ADDENDUM TO POLICY AND PROCEDURES GOVERNING INSIDER TRADING AND RELATED MATTERS I. PURPOSE AND SCOPE This addendum sets forth requirements and restrictions specifically applicable to Section 16 Persons and Restricted Persons (both as defined below) of Dycom Industries, Inc. and its subsidiaries (collectively, the “Company”) due to their increased access to material non-public information. This addendum supplements the Company’s Policy and Procedures Governing Insider Trading and Related Matters, which is also applicable to Section 16 Persons and Restricted Persons, and any references to compliance with such policy in relation to Section 16 Persons and Restricted Persons shall be understood to include compliance with this addendum. II. SECTION 16 INDIVIDUALS AND RESTRICTED PERSONS A. Section 16 Persons. The Company has designated each member of the Board of Directors of the Company together with the Chief Executive Officer, Chief Operating Officer, Chief Financial Officer, Chief Accounting Officer, Chief Human Resources Officer and General Counsel of the Company as persons (the “Section 16 Persons”) who are subject to the reporting provisions and trading restrictions of Section 16 of the Securities Exchange Act of 1934 (the “Exchange Act”), and the underlying rules and regulations promulgated by the U.S. Securities and Exchange Commission. Section 16 Persons must obtain prior approval of all trade(s) in Company securities from the Compliance Officer in accordance with the procedures set forth in Section III.D of this addendum. The Company will update such designation from time to time as necessary to reflect the addition, resignation or departure of Section 16 Persons. B. Restricted Persons. The Company has designated certain persons as “Restricted Persons” who, because of their position with the Company and its subsidiaries and their access to material non-public information, must obtain the prior approval of all trade(s) in Company securities from the Compliance Officer in accordance with the procedures set forth in Section III.D of this addendum. The Compliance Officer will update such designation from time to time as necessary to reflect the addition, resignation or departure of Restricted Persons. III. STATEMENT OF SPECIFIC COMPANY POLICIES AND PROCEDURES A. Prohibited Activities 1. No member of the Company’s Board of Directors or officer of the Company, subject to this addendum, may purchase, sell, transfer, exchange, gift or lend Company securities during any special trading blackout periods applicable to such person as designated by the Compliance Officer.

11.19.2024 SENSITIVE A-2 2. No Section 16 Person or Restricted Person may purchase, sell, transfer, exchange, gift or lend Company securities outside the “trading window” described in Section III.C of this addendum, or during any special trading blackout periods designated by the Compliance Officer. 3. No Section 16 Person or Restricted Person may purchase, sell, transfer, exchange, gift or lend Company securities unless such purchase, sale, transfer, exchange, gift or loan shall have been approved by the Compliance Officer in accordance with the procedures set forth in Section III.D of this addendum. 4. The Compliance Officer may not purchase, sell, transfer, exchange, gift or lend Company securities unless such purchase, sale, transfer, exchange, gift or loan has been approved by the Chief Financial Officer of the Company in accordance with the procedures set forth in Section III.D of this addendum, with the Chief Financial Officer of the Company assuming the role of Compliance Officer for such purpose. B. Exceptions to Restrictions 1. Priority of Statutory or Regulatory Trading Restrictions. The prohibitions and restrictions set forth in this addendum will be superseded by any greater prohibitions or restrictions under federal or state securities laws and regulations, such as short-swing trading prohibitions applicable to Section 16 Persons or restrictions on the sale of securities subject to Rule 144 under the Securities Act of 1933 (the “Securities Act”). Any individual who is uncertain whether other prohibitions or restrictions may apply should contact the Compliance Officer. 2. Program Trading Plans. Any Section 16 Person or Restricted Person desiring to enter into a written plan for trading securities in compliance with the requirements of Rule 10b5-1 (such a trading plan that complies with the requirements of Rule 10b5-1, a “Rule 10b5-1 Plan”) must enter into the plan during a trading window (and when no special trading blackout period has been designated by the Compliance Officer ) at a time when he or she is not aware of any material non-public information about the company whose securities are to be traded. Any Section 16 Person or Restricted Person desiring to enter into such a plan should contact the Compliance Officer for guidance on establishing such a plan. The procedures set forth in Section III.D.1 apply to the entering into, amendment or termination of any Rule 10b5-1 Plan. The Company is required to make certain public disclosures on a quarterly basis related to Rule 10b5-1 Plans entered into by members of the Company’s Board of Directors and Section 16 Persons, as well as any written

11.19.2024 SENSITIVE A-3 trading arrangements entered into by those persons that do not comply with the requirements of Rule 10b5-1. [As a result, the Company requires that all written trading arrangements of members of the Company’s Board of Directors and Section 16 Persons that would be disclosable by the Company must comply with the requirements of Rule 10b5-1. Written trading arrangements that provide for purchases or sales of Company stock pursuant to representation that (a) the person entering into the plan does not have material non-public information, and (b) the person entering into the plan provides specific direction to a third party to sell a determinable number of shares at a specified price (or assigns the decision making authority to a third party), but does not constitute a Rule 10b5-1 Plan, are not permitted unless approved by the General Counsel of the Company. 3. Stock Option Plans. The trading prohibitions and restrictions set forth in this addendum apply to all broker-assisted “cashless” exercises of stock options or any other market sale of Company securities by any Section 16 Person or Restricted Person for the purpose of generating funds necessary to pay the exercise price of a stock option, but not to (a) the surrender to the Company, or the retention and withholding from delivery, of Company securities in connection with the exercise of stock options (referred to as net share settlement) in the manner provided in the applicable award agreement, (b) the acquisition of the stock options themselves or (c) the acquisition of securities through an otherwise permitted exercise. C. Trading Windows and Blackout Periods 1. Trading Window for Section 16 Persons and Restricted Persons. After obtaining trading approval from the Compliance Officer in accordance with the procedures listed in Section III.D of this addendum, Section 16 Persons and Restricted Persons, including in each case Related Persons, may purchase, sell, transfer, exchange, gift or loan Company securities only during the period beginning at the close of trading on the second full trading day following the Company’s widespread, public release of quarterly or year-end earnings, and ending fifteen (15) days prior to the close of the next fiscal quarter. 2. No Trading During Trading Windows While in Possession of Material Non-Public Information. No Section 16 Person or Restricted Person, including in each case Related Persons, possessing material non-public information concerning the Company may purchase, sell, transfer, exchange, gift or loan Company securities even during applicable trading windows. Persons possessing such information may purchase, sell, transfer, exchange, gift or loan Company securities during a trading window only after the close of trading on the second full trading day following the Company’s widespread, public release of the information.

11.19.2024 SENSITIVE A-4 3. No Trading During Blackout Periods. No Section 16 Person or Restricted Person, including in each case Related Persons, may purchase, sell, transfer, exchange, gift or loan Company securities outside of the applicable trading windows or during any special blackout periods that the Compliance Officer may designate. No Section 16 Person or Restricted Person, subject to this policy, may disclose to any outsider that a special blackout period has been designated. 4. Exceptions for Hardship Cases. The Compliance Officer may, on a case-by- case basis, authorize the purchase, sale, transfer, exchange or loan of Company securities outside of the applicable trading windows (but not during special blackout periods) due to financial hardship or other hardships, but only in accordance with the procedures set forth in Section III.D.2 of this addendum. D. Procedures for Approving Trades by Section 16 Persons and Restricted Persons 1. Section 16 Persons and Restricted Persons. No Section 16 Person or Restricted Person may purchase, sell, transfer, exchange, gift or loan Company securities without meeting each of the following requirements: a. the person has submitted a written approval request to the Compliance Officer at least two (2) business days in advance of the proposed transaction which sets forth the amount and nature of the proposed transaction(s); b. the person has certified to the Compliance Officer in writing no earlier than two (2) business days prior to the proposed transactions(s) that (i) he or she is not in possession of material non-public information concerning the Company and will not execute any transaction in Company securities while in possession of material non-public information and (ii) the proposed transaction(s) do not violate the trading restrictions of Section 16 of the Exchange Act, or Rule 144 under the Securities Act; c. the Compliance Officer has approved the transaction(s) and the Compliance Officer has certified such approval in writing; and d. for a Section 16 Person, immediately upon execution of any such transaction involving Company securities (including Rule 10b5-1 transactions), the Section 16 Person, or their broker, shall provide all the details of the transaction to the Compliance Officer in writing.

11.19.2024 SENSITIVE A-5 2. Hardship Transaction(s). The Compliance Officer may, on a case-by-case basis, authorize a purchase, sale, transfer, exchange, gift or loan of Company securities outside the applicable trading windows due to financial hardship or other hardships only after: a. the person trading has notified the Compliance Officer in writing of the circumstances of the hardship and the amount and nature of the proposed transaction(s); b. the person trading has certified to the Compliance Officer in writing no earlier than two (2) business days prior to the proposed transaction(s) that (i) he or she is not in possession of material non-public information concerning the Company and will not execute any transaction in Company securities while in possession of material non-public information, and (ii) the proposed transaction(s) do not violate the trading restrictions of Section 16 of the Exchange Act, or Rule 144 under the Securities Act; c. the Compliance Officer has approved the transaction(s) and the Compliance Officer has certified such approval in writing; and d. for a Section 16 Person, immediately upon execution of any such transaction involving Company securities (including Rule 10b5-1 transactions), the Section 16 Person, or their broker, shall provide all the details of the transaction to the Compliance Officer in writing. 3. No Obligation to Approve Transaction(s). The existence of the foregoing approval procedure does not in any way obligate the Compliance Officer to approve any purchase, sale, transfer, exchange, gift or loan of Company securities. The Compliance Officer may reject any transaction request at his or her sole reasonable discretion. If approval for any transaction is denied, the fact of such denial is confidential and may not be disclosed by the person requesting the approval. Authorization from a Company representative for you to transact in securities is not personal legal, tax or financial advice to you, and does not create a legal safe harbor from an insider trading violation. In all cases, you are personally responsible for determining whether you are aware of material non-public information and, if so, to refrain from trading in securities to which that material non-public information relates. The Company’s attorneys represent the Company, not you or other individuals within the Company. The securities laws are complex, and you should consider seeking advice from your personal legal counsel about your decisions to trade in any securities.